UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported on the Current Report on Form 8-K of S&W Seed Company (the “Company”), as filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2024, at the Company’s Special Meeting of Stockholders held on September 26, 2024 (the “Special Meeting”), the Company’s stockholders approved, pursuant to Nevada Revised Statutes (“NRS”) 78.2055, a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-20, with such ratio to be determined in the discretion of the Company’s Board of Directors (the “Board”) and with such reverse stock split to be effected at such time and date as determined by the Board in its sole discretion (but in no event later than January 31, 2025). Following the Special Meeting, on October 4, 2024, the Board unanimously approved, pursuant to NRS 78.2055, a reverse stock split of all issued and outstanding shares of the Company’s common stock, at a ratio of 1-for-19 (the “Reverse Stock Split”). The Reverse Stock Split will be implemented at 5:00 p.m. Eastern Time on October 17, 2024 (the “Effective Time”).

The terms of the Reverse Stock Split are such that every 19 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. As a result of the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the Reverse Stock Split. The Reverse Stock Split will affect all stockholders of record proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock, except to the extent that the Reverse Stock Split results in any stockholder owning an additional share.

The Company’s common stock will begin trading on a split-adjusted basis commencing upon market opening on The Nasdaq Capital Market on October 18, 2024. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 785135302.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this report include, but are not limited to, the timing, completion and effect of the Reverse Stock Split. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks and uncertainties identified in the Company’s filings with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company does not undertake any obligation to publicly update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2024	S&W Seed Company

	By:	/s/ Vanessa Baughman
	Name:	Vanessa Baughman Chief Financial Officer